UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2025

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39090	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	PVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

As previously reported, on June 5, 2025, NB Bancorp, Inc. (the “Company”), Needham Bank, a wholly-owned subsidiary of the Company, 1828 MS, Inc., a wholly owned subsidiary of the Company formed solely to facilitate the transaction (the “Merger Sub” and together with the Company and Needham Bank, “Needham”), Provident Bancorp, Inc. (“Provident”) and BankProv, a wholly owned subsidiary of Provident, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Needham will acquire Provident and BankProv through the merger of Merger Sub with and into Provident (the “Merger”) followed as soon as reasonably practicable by the merger of Provident with and into the Company, with the Company as the surviving entity (the “Holdco Merger”). The Merger Agreement further provides that after the Holdco Merger, at a time selected by Buyer, BankProv will merge with and into Needham Bank, with Needham Bank as the surviving entity (the “Bank Merger” and, together with the Merger and the Holdco Merger, the “Transaction”).

In connection with the Transaction, the Company initially filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 on July 2, 2025. The Company filed the definitive proxy/statement prospectus with the SEC on July 30, 2025, and Provident first mailed the proxy statement/prospectus to stockholders on or about August 8, 2025.

Following the announcement of the Agreement and as of the date of this Current Report on Form 8-K, purported stockholders of Provident filed the following lawsuits in the Supreme Court of New York, County of New York, against Provident and the individual members of the Provident board of directors: (i) Clark v. Provident Bancorp, Inc., et al., Index No. 655082/2025 (August 26, 2025); and (ii) Reinhardt v. Provident Bancorp, Inc., et al., Index No. 655074/2025 (August 25, 2025) (the “Complaints”). In addition, between July 17, 2025 and September 5, 2025, Provident received a total of eight demand letters from counsel, each representing other individuals who are purported stockholders of Provident (collectively, the “Demands” and, together with the Complaints, the “Matters”). The Matters allege, among other things, that Provident and/or its directors caused a false and misleading proxy statement/prospectus relating to the Transaction to be filed with the SEC in violation of Section 14(a) of the Securities Exchange Act of 1934, as amended, and/or are liable for negligence and negligent misrepresentation and concealment under state common law.

Provident believes that the allegations in the Matters are wholly without merit, that the disclosures in the proxy statement/prospectus comply fully with applicable laws, and that no additional disclosures are required or necessary under applicable laws. However, in order to moot the disclosure claims, avoid the risk that the Matters delay or otherwise adversely affect the special meeting of the stockholders or the closing of the Transaction, and to avoid the cost and distraction of litigation, and without admitting any liability or wrongdoing, Provident is making additional disclosures as described in this Current Report on Form 8-K.  Provident and its directors expressly deny that they have violated any laws, negligently misrepresented or concealed any information, or breached any fiduciary duties. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein or in the proxy statement/prospectus. To the contrary, Provident and its directors specifically deny all allegations in the Matters and that any additional disclosure in the proxy statement/prospectus was or is required.

Supplemental Disclosures to the Proxy Statement/Prospectus

The supplemental information contained in this Current Report on Form 8-K supplements the disclosures contained in the proxy statement/prospectus and should be read in conjunction with the proxy statement/prospectus, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the proxy statement/prospectus. All page references in the information below are to pages in the proxy statement/prospectus. Paragraph references used herein refer to the proxy statement/prospectus before any additions or deletions resulting from the supplemental disclosures. The information contained herein speaks only as of September 5, 2025, unless the information indicates another date applies. For clarity, new text within restated paragraphs from the proxy statement/prospectus is highlighted with bold, underlined text, while deleted text is ~~bold and stricken-through~~.

1.        The disclosure under the heading “The Merger – Opinion of Provident’s Financial Advisor — Comparable Company Analyses” is hereby amended by deleting the table of company names at the bottom of page 55 (the “Provident Peer Group”) of the proxy statement/prospectus and replacing it with the following:

Financials as of March 31, 2025	Balance Sheet			Capital Position
							Bank
						Total	CRE /
		Loans /	NPAs /	TCE /	Lev.	RBC	Total
	Assets	Deps.	Assets	TA	Ratio	Ratio	RBC
Company	($M)	(%)	(%)	(%)	(%)	(%)	(%)
The First Bancorp, Inc.	3,187	87.9	0.19	7.25	8.40	13.12	225
Bankwell Financial Group, Inc.	3,184	96.0	0.83	8.56	8.41	13.70	362
Western New England Bancorp, Inc.	2,709	89.3	0.22	8.30	9.06	14.28	320
Union Bankshares, Inc.	1,525	98.5	0.98	4.46	6.31	12.63	358
ECB Bancorp, Inc.	1,452	114.4	0.09¹	11.61	10.31¹	16.23	418
Community Bancorp	1,188	96.0	0.75¹	7.64	9.85	15.00	255
Katahdin Bankshares Corp.	1,081	92.2	0.13	8.27	9.61¹	13.98	289
Ledyard Financial Group, Inc.	975	76.5	0.13¹	5.86	7.05	14.01	248

1) Reflects bank level Call Report financial data as of March 31, 2025

Financials as of March 31, 2025	LTM Profitability				Valuation as of June 3, 2025
					Price /
				Effic.		LTM	2025E	Div.	Mkt.
	ROAA	ROAE	NIM	Ratio	TBV	EPS	EPS	Yield	Cap
Company	(%)	(%)	(%)	(%)	(%)	(x)	(x)	(%)	($M)
The First Bancorp, Inc.	0.91	11.1	2.35	55.8	119	9.7	--	6.0	273
Bankwell Financial Group, Inc.	0.40	4.7	2.72	57.3	102	21.7	9.4	2.3	270
Western New England Bancorp, Inc.	0.42	4.6	2.45	81.0	86	17.5	15.6	3.0	188
Union Bankshares, Inc.	0.59	13.3	2.86	75.5	187	14.4	--	4.9	127
ECB Bancorp, Inc.	0.34	2.8	1.91	76.7	84	27.9	--	0.0	141
Community Bancorp	1.16	14.1	3.25	60.5	116	7.8	--	5.2	104
Katahdin Bankshares Corp.	0.79	9.2	3.46	73.4	87	9.2	--	3.3	77
Ledyard Financial Group, Inc.	0.43	7.1	2.30	86.5	89	12.4	--	5.6	52

2.        The disclosure under the heading “The Merger – Opinion of Provident’s Financial Advisor — Comparable Company Analyses” is hereby amended by deleting the table of company names at the bottom of page 56 (the “Needham Peer Group”) of the proxy statement/prospectus and replacing it with the following:

Financials as of March 31, 2025	Balance Sheet			Capital Position
							Bank
						Total	CRE /
		Loans /	NPAs /	TCE /	Lev.	RBC	Total
	Assets	Deps.	Assets	TA	Ratio	Ratio	RBC
Company	($M)	(%)	(%)	(%)	(%)	(%)	(%)
Camden National Corporation	6,965	87.3	0.11	6.49	8.58	13.13	269
Washington Trust Bancorp, Inc.	6,586	101.1	0.33	6.98	8.45	13.13	355
Hingham Institution for Savings	4,523	153.5	0.04	9.67	9.90	13.79	597
Northeast Bank	4,229	113.5	0.79	11.05	11.46	13.98	521
Bar Harbor Bankshares	4,063	94.8	0.32	8.73	10.30	13.69	334
The First Bancorp, Inc.	3,187	87.9	0.19	7.25	8.40	13.12	225
Bankwell Financial Group, Inc.	3,184	96.0	0.83	8.56	8.41	13.70	362
Western New England Bancorp, Inc.	2,709	89.3	0.22	8.30	9.06	14.28	320

Financials as of March 31, 2025	LTM Profitability				Valuation as of June 3, 2025
					Price /
				Effic.		LTM	2025E	Div.	Mkt.
	ROAA	ROAE	NIM	Ratio	TBV	EPS	EPS	Yield	Cap
Company	(%)	(%)	(%)	(%)	(%)	(x)	(x)	(%)	($M)
Camden National Corporation	0.78	8.6	2.66	60.4	152	12.6	8.8	4.3	668
Washington Trust Bancorp, Inc.	(0.38)	(5.5)	1.97	69.6	119	NM	10.7	8.2	540
Hingham Institution for Savings	0.65	6.6	1.19	55.7	117	18.1	--	1.0	511
Northeast Bank	2.04	17.9	4.86	38.9	149	9.1	8.0	0.0	695
Bar Harbor Bankshares	1.09	9.6	3.14	62.7	130	10.2	9.6	4.5	446
The First Bancorp, Inc.	0.91	11.1	2.35	55.8	119	9.7	--	6.0	273
Bankwell Financial Group, Inc.	0.40	4.7	2.72	57.3	102	21.7	9.4	2.3	270
Western New England Bancorp, Inc.	0.42	4.6	2.45	81.0	86	17.5	15.6	3.0	188

Note: "NM" stands for “Not Meaningful” reflecting a Price / LTM EPS multiple less than 0.0x

3.        The disclosure under the heading “The Merger – Opinion of Provident’s Financial Advisor — Analysis of Precedent Transactions” is hereby amended by deleting the table of Acquiror and Target names at the bottom of page 57 (the “Nationwide Precedent Transactions”) of the proxy statement/prospectus and replacing it with the following:

			Transaction Information
				Price/		Core	1-Day
			Deal	LTM		Dep.	Mkt.
			Value	EPS	TBV	Prem	Prem
Acquiror	Target	Annc. Date	($M)	(x)	(%)	(%)	(%)
Citizens & Northern Corporation	Susquehanna Community Financial, Inc.	04/23/25	44.3	19.0	133	2.6	34.5
Plumas Bancorp	Cornerstone Community Bancorp	01/29/25	61.7	NM	145	3.8	49.5
Mid Penn Bancorp, Inc.	William Penn Bancorporation	11/01/24	126.1	NM	101	0.6	5.6
Mifflinburg Bancorp, Inc.	Northumberland Bancorp	09/25/24	34.2	17.3	71	(3.0)	24.8
TowneBank	Village Bank and Trust Financial Corp.	09/24/24	121.2	NM	171	8.8	48.6
EverBank Financial Corp	Sterling Bancorp, Inc. (Southfield, MI)	09/16/24	261.0	31.8	82	(4.1)	--
Camden National Corporation	Northway Financial, Inc.	09/10/24	86.6	17.2	139	2.6	60.9
West Coast Community Bancorp	1st Capital Bancorp	05/20/24	60.4	17.7	93	(0.6)	(0.5)
Hope Bancorp, Inc.	Territorial Bancorp Inc.	04/29/24	79.4	15.5	31	(14.2)	24.8
Business First Bancshares, Inc.	Oakwood Bancshares, Inc.	04/25/24	87.6	19.8	110	1.7	--
First National Corporation	Touchstone Bankshares, Inc.	03/25/24	47.0	29.1	105	0.6	45.3

Note: "NM" stands for "Not Meaningful" reflecting a Price / LTM EPS multiple less than 0.0x or greater than 35.0x

		Seller Information
						LTM
		Total	TCE/	LTM	LTM	Effic.	NPAs/
		Assets	TA	ROAA	ROAE	Ratio	Assets
Acquiror	Target	($M)	(%)	(%)	(%)	(%)	(%)
Citizens & Northern Corporation	Susquehanna Community Financial, Inc.	588	5.7	0.39	6.77	83.4	0.26
Plumas Bancorp	Cornerstone Community Bancorp	658	8.2	(0.12)	(1.80)	61.0	0.06
Mid Penn Bancorp, Inc.	William Penn Bancorporation	812	15.2	(0.00)	(0.03)	110.2	0.38
Mifflinburg Bancorp, Inc.	Northumberland Bancorp	692	6.9	0.28	4.16	89.1	0.34
TowneBank	Village Bank and Trust Financial Corp.	748	9.4	0.35	3.85	73.6	0.05
EverBank Financial Corp	Sterling Bancorp, Inc. (Southfield, MI)	2,374	13.4	0.34	2.64	94.8	0.47
Camden National Corporation	Northway Financial, Inc.	1,276	4.9	0.39	7.40	82.7	0.28
West Coast Community Bancorp	1st Capital Bancorp	1,015	6.4	0.35	5.70	72.0	0.05
Hope Bancorp, Inc.	Territorial Bancorp Inc.	2,237	11.2	0.23	1.99	84.8	0.10
Business First Bancshares, Inc.	Oakwood Bancshares, Inc.	838	10.1	0.48	4.33	71.8	0.44
First National Corporation	Touchstone Bankshares, Inc.	659	6.7	0.25	3.76	86.0	0.05

4.        The disclosure under the heading “The Merger – Opinion of Provident’s Financial Advisor — Net Present Value Analyses” is hereby supplemented by adding the following to the first paragraph thereunder as a new third sentence following the number 110% in the middle of page 58 of the proxy statement/prospectus:

Piper Sandler selected these price to earnings and tangible book value multiples based on Piper Sandler’s review of, among other matters, the trading multiples of selected companies that Piper Sandler deemed to be comparable to Provident.

5.        The disclosure under the heading “The Merger – Opinion of Provident’s Financial Advisor — Net Present Value Analyses” is hereby supplemented by adding the following table after the Earnings Per Share Multiples chart (Annual Estimate Variance) at the top of page 59 of the proxy statement/prospectus:

The following table describes the discount rate calculation for Provident common stock prepared by Piper Sandler. In its normal course of business, Piper Sandler employs the Kroll Cost of Capital Navigator in determining an appropriate discount rate. The discount rate for Provident common stock equals the sum of the risk-free rate, the equity risk premium, the size premium and the industry premium.

Calculation of Provident Discount Rate
Risk-free rate	5.00%
Equity risk premium	5.00%
Size premium	2.66%
Industry Premium	(1.00)%
Calculated discount rate	11.66%

6.        The disclosure under the heading “The Merger – Opinion of Provident’s Financial Advisor — Net Present Value Analyses” is hereby supplemented by adding the following to the paragraph in the middle of page 59 of the proxy statement/prospectus as a new third sentence following the number 160%:

Piper Sandler selected these price to earnings and tangible book value multiples based on Piper Sandler’s review of, among other matters, the trading multiples of selected companies that Piper Sandler deemed to be comparable to Needham.

7.        The disclosure under the heading “The Merger – Opinion of Provident’s Financial Advisor — Net Present Value Analyses” is hereby supplemented by adding the following table after the Earnings Per Share Multiples chart (Annual Estimate Variance) at the top of page 60 of the proxy statement/prospectus:

The following table describes the discount rate calculation for Needham common stock prepared by Piper Sandler. In its normal course of business, Piper Sandler employs the Kroll Cost of Capital Navigator in determining an appropriate discount rate. The discount rate for Needham common stock equals the sum of the risk-free rate, the equity risk premium, the size premium and the industry premium.

Calculation of Needham Discount Rate
Risk-free rate	5.00%
Equity risk premium	5.00%
Size premium	2.66%
Industry premium	(1.00)%
Calculated discount rate	11.66%

8.        The disclosure under the heading “The Merger – Opinion of Provident’s Financial Advisor — Pro Forma Transaction Analysis” is hereby supplemented by adding the following table directly following the first paragraph thereunder in the middle of page 60 of the proxy statement/prospectus:

The following table describes estimated earnings per share and tangible book value accretion and dilution metrics for Needham as indicated in the analysis:

	Closing	2026E	2027E	2028E	2029E
EPS Accretion/(Dilution)		13.5%	18.2%	19.3%	20.1%
TBV Accretion / (Dilution)	(6.3%)	(4.2%)	(1.9%)	0.1%	1.9%

9.        The disclosure under the heading “The Merger – Certain Unaudited Prospective Financial Information – Certain Stand-Alone Prospective Financial Information used by Piper Sandler” is hereby supplemented by replacing the first paragraph and the immediately following table with the following on page 62 of the proxy statement/prospectus:

The following tables present the estimates for Provident’s and Needham’s net income and dividends per share for the periods presented that were approved for Piper Sandler’s use by the management of Provident in the financial analyses performed in connection with Piper Sandler’s opinion as described in “— Opinion of Provident’s Financial Advisor.”

Provident	2025	2027	2026	2028	2029
Net Income (millions)	$13.9	$14.6	$15.3	$16.1	$16.9
Dividends per share	$0.00	$0.00	$0.00	$0.00	$0.00

Needham	2025	2026	2027	2028	2029
Net Income (millions)	$55.3	$66.0	$69.3	$72.8	$76.4
Dividends per share	$0.00	$0.00	$0.00	$0.00	$0.00

Additional Information About the Transaction

In connection with the Transaction, Provident has distributed a proxy statement/prospectus to its stockholders in connection with a special meeting of stockholders to be held for the purposes of voting on the approval of the Transaction and related matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS REGARDING THE TRANSACTION, PROVIDENT’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ITS EXHIBITS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROVIDENT AND THE TRANSACTION.

Copies of the proxy statement/prospectus have been mailed to all stockholders. Provident stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Provident and the Company, at the Securities and Exchange Commission’s Internet site (www.sec.gov). Provident stockholders will also be able to obtain these documents, free of charge, from Provident at www.bankprov.com under the tab “Investor Relations” and then under the heading “Financial Information” followed by under the heading “SEC Filings.” In addition, Provident stockholders will be able to obtain filings containing information about the Company at the Company’s web site at www.nbbancorp.com under the tab “Financials” and then under the heading “SEC Filings.”

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Factors relating to the Transaction that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the risk that Provident’s stockholders may not approve the Merger Proposal; the risk that the necessary regulatory approvals may not be obtained, may be delayed, or may be obtained subject to conditions that are not anticipated; delays in closing the Merger or the Bank Merger or other risks that any of the closing conditions to the Merger may not be satisfied in a timely manner or at all; the diversion of management’s time from existing business operations due to time spent related to the Merger or integration efforts; deposit attrition, operating costs, customer loss and business disruption following the Merger, including difficulties in maintaining relationships with employees, may be greater than expected; the risk that the businesses of the Company and Provident will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue and other synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; expenses related to the Transaction and costs following the Merger may be higher than expected; competitive pressure among financial services companies may increase significantly; general economic or business conditions, either nationally, regionally, or in the markets in which the Company and Provident do business, may be affected by unexpected material adverse changes or be less favorable than expected; changes in the interest rate environment may reduce interest margins and impact funding sources; changes in both companies’ businesses during the period between now and the completion of the Merger may have adverse impacts on the combined company; changes in market rates and prices may adversely impact the value of financial products and assets; deterioration in the credit markets may adversely impact either company or its business; legislation or regulatory environments, requirements or changes, including changes in trade policies, immigration policies, tax provisions or accounting methods, may adversely affect businesses in which either company is engaged or the markets that they serve; potential litigation in connection with the Transaction and litigation liabilities, including costs, expenses, settlements and judgments, that may adversely affect either company or its businesses; and other factors that may affect future results of the Company and Provident.

These forward-looking statements are also subject to the risks and uncertainties applicable to the Company’s and Provident’s respective businesses generally that are disclosed in the Company’s and Provident’s respective public filings with the SEC, including without limitation their respective 2024 Annual Reports on Form 10-K. The Company’s and Provident’s SEC filings are accessible on the SEC’s website at www.sec.gov and on their respective corporate websites at investors.bankprov.com and nbbancorp.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this Form 8-K, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: September 5, 2025	By:	/s/ Joseph B. Reilly
Joseph B. Reilly
President and Chief Executive Officer